Exhibit 10.9

Procific
Willow House, Cricket Square
P.O. Box 709
Grand Cayman, KY1-1107
Cayman Islands
Attention: Directors

April 14, 2017

Ladies and Gentlemen:
This letter (this “Letter Agreement”) is made and entered into on this April 14, 2017, among Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership (“APH IX”), Athene Holding Ltd., a Bermuda exempted company limited by shares (“Athene”), and Procific, a Cayman Islands company limited by shares (“Procific”). Reference is made to that certain Shareholders Agreement of AGER Bermuda Holding Ltd., a Bermuda exempted company limited by shares (“AGER”) (such Shareholders Agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Shareholders Agreement”), by and among AGER and its shareholders listed on the signature pages thereto or who become a party thereto. Capitalized terms set forth but not otherwise defined herein shall be deemed to have the respective meanings ascribed to them in the Shareholders Agreement.
This Letter Agreement is being entered into by APH IX, Athene and Procific (each, a “Party” and collectively, the “Parties”) in connection with AGER’s offering of Shares to certain investors (including, without, limitation, the Parties) pursuant to the 2017 Subscription Agreements.
Section 1.    Qualified Transfers.
(a)From and after the occurrence of a Qualified Listing, if any Apollo Shareholder or Athene Shareholder proposes to Transfer any Shares owned by it (the “Transferring Party”) to a Third Party (a “Qualified Transfer”), then, notwithstanding that certain provisions of the Shareholders Agreement may have terminated at the time of such Qualified Transfer pursuant to and in accordance with Section 4.1 thereof, the provisions of Section 2.3 of the Shareholders Agreement and any related definitions in the Shareholders Agreement shall apply to such Qualified Transfer as among Procific, the Apollo Shareholders and the Athene Shareholders, mutatis mutandis, such that (i) Procific shall be granted the rights of an Other Shareholder (in its capacity as an Entitled Shareholder) under Section 2.3 of the Shareholders Agreement, and shall be deemed to be the sole Entitled Shareholder, in respect of such Qualified Transfer to include Shares owned by Procific in such Qualified Transfer as provided in Section 2.3 of the Shareholders Agreement, mutatis mutandis, (ii) the Transferring Party shall be deemed the Co-Sale Offeror for purposes of applying Section 2.3 of the Shareholders Agreement to such Qualified Transfer pursuant to and in accordance with this Section 1, (iii) such Third Party, in its capacity as the Transferee in such Qualified Transfer, shall be deemed the Co-Sale Offeree for purposes of applying Section 2.3 of the Shareholders Agreement to such Qualified Transfer pursuant to and in accordance with this Section 1 and (iv) Pro Rata Amount shall be calculated based on (A) the number of Class A Common Shares and Class B Common Shares held by Procific or the Transferring Party, as applicable, as of the relevant date of determination, expressed as a percentage of (B) the aggregate number of Class A Common Shares and Class B Common Shares held by Procific, the Apollo Shareholders and the Athene Shareholders; provided, that, notwithstanding the foregoing, the Transferring Party shall not be obligated to otherwise effectuate such Qualified Transfer in accordance with the Shareholders Agreement as required pursuant to Section 2.3(c) of the Shareholders Agreement (except, for the avoidance of doubt, with respect to the provisions of Section 2.3 of the Shareholders Agreement (other than such requirement under Section 2.3(c) of the Shareholders Agreement) as set forth in this Section 1) if the relevant provisions of the Shareholders Agreement have been terminated or no longer apply at such time pursuant to and in accordance with the provisions thereof.
(b)Notwithstanding anything to the contrary herein or otherwise, and in furtherance of and without limiting Section 2.3(f) of the Shareholders Agreement in any respect, this Section 1 shall not apply, and Procific shall have no rights under this Section 1, in respect of (i) any Transfer of Shares by any Apollo Shareholder or Athene Shareholder to one or more of its respective Affiliates, (ii) any Permitted Transfer (without regard to the provisions of sub-clause (e) or (f) of the definition of “Permitted Transfer”), (iii) any Co-Sale Transfer (as defined below), which Co-Sale Transfer shall be governed pursuant to and in accordance with the provisions of Section 2, or (iv) any Transfer of Shares by any Apollo Shareholder or Athene Shareholder principally arising out of, principally relating to, or principally in connection with, any regulatory, tax, operational, accounting and/or other similar considerations.
(c)Notwithstanding anything to the contrary herein or otherwise, for purposes of this Letter Agreement, the definition of “Apollo Shareholders” and any other related definitions set forth herein or in the Shareholders Agreement, shall be deemed to exclude BRH Holdings GP, Ltd. and any direct or indirect owners of equity interests in either BRH Holdings GP, Ltd. or Apollo Global Management, LLC.
Section 2.    Co-Sale Transfers.
(a)If any Apollo Shareholder or Athene Shareholder proposes to Transfer any Shares owned by it (the “Selling Party”) to an Athene Shareholder or Apollo Shareholder, respectively (such Transferee, a “Co-Sale Transferee” and such Transfer, a “Co-Sale Transfer”), then, notwithstanding that the Co-Sale Transferee may not be a Third Party under Section 2.3 of the Shareholders Agreement, the provisions of Section 2.3 of the Shareholders Agreement and any related definitions in the Shareholders Agreement shall apply to such Co-Sale Transfer as among Procific, the Apollo Shareholders and the Athene Shareholders, mutatis mutandis, such that (i) Procific shall be granted the rights of an Other Shareholder (in its capacity as an Entitled Shareholder) under Section 2.3 of the Shareholders Agreement, and shall be deemed to be the sole Entitled Shareholder, in respect of such Co-Sale Transfer to include Shares owned by Procific in such Co-Sale Transfer as provided in Section 2.3 of the Shareholders Agreement, mutatis mutandis, (ii) the Selling Party shall be deemed the Co-Sale Offeror for purposes of applying Section 2.3 of the Shareholders Agreement to such Co-Sale Transfer pursuant to and in accordance with this Section 2, (iii) the Co-Sale Transferee, in its capacity as the Transferee in such Co-Sale Transfer, shall be deemed the Co-Sale Offeree for purposes of applying Section 2.3 of the Shareholders Agreement to such Co-Sale Transfer pursuant to and in accordance with this Section 2 and (iv) Pro Rata Amount shall be calculated based on (A) the number of Class A Common Shares and Class B Common

Shares held by Procific or the Selling Party, as applicable, as of the relevant date of determination, expressed as a percentage of (B) the aggregate number of Class A Common Shares and Class B Common Shares held by Procific, the Apollo Shareholders and the Athene Shareholders; provided, that, notwithstanding the foregoing, the Selling Party shall not be obligated to otherwise effectuate such Co-Sale Transfer in accordance with the Shareholders Agreement as required pursuant to Section 2.3(c) of the Shareholders Agreement (except, for the avoidance of doubt, with respect to the provisions of Section 2.3 of the Shareholders Agreement (other than such requirement under Section 2.3(c) of the Shareholders Agreement) as set forth in this Section 2) if the relevant provisions of the Shareholders Agreement have been terminated or no longer apply at such time pursuant to and in accordance with the provisions thereof.
(b)Notwithstanding anything to the contrary herein or otherwise, and in furtherance of and without limiting Section 2.3(f) of the Shareholders Agreement in any respect, the provisions of this Section 2 shall not apply, and Procific shall have no rights under this Section 2, in respect of (i) any Transfer of Shares by any Apollo Shareholder or Athene Shareholder to one or more of its Affiliates, (ii) any Permitted Transfer (without regard to the provisions of sub-clause (e) or (f) of the definition of “Permitted Transfer” to the extent relating to any Transfer by an Apollo Shareholder to an Athene Shareholder or by an Athene Shareholder to an Apollo Shareholder), (iii) any Qualified Transfer, which Qualified Transfer shall be governed pursuant to and in accordance with the provisions of Section 1, or (iv) any Transfer of Shares by any Apollo Shareholder or Athene Shareholder principally arising out of, principally relating to, or principally in connection with, any regulatory, tax, operational, accounting and/or other similar considerations.
Section 3.    No Publicity; Confidentiality. Each Party agrees that it shall not make, and shall cause its Affiliates not to make, any public reference to (i) any other Party or any of its Affiliates with respect to the transactions contemplated by this Letter Agreement or (ii) the terms and conditions contained herein, or the terms of any Party’s (direct or indirect) investment in AGER, including, without limitation, on any website or other media, except (x) as required by applicable law or regulation or listing rule (including in the event that APH IX, Athene, AGER or any of their respective Affiliates takes a voluntary action, such as pursuing an acquisition, divestiture, public offering or other financing transaction, conducting its business or starting a new line of business or expanding an existing line of business into new jurisdictions, the result of which is that such information is required to be disclosed by applicable law or regulation or listing rule, or in connection with the obtaining of regulatory approvals required for the consummation of the transactions contemplated by the 2017 Subscription Agreements), or (y) if it obtains the prior consent of the other Parties as to the substance of such disclosure; provided, that for purposes of the foregoing, (i) none of AGER, Athene or any of their respective Subsidiaries or Athene Asset Management LLC shall be considered an “Affiliate” of Apollo or APH IX, (ii) Athene Asset Management LLC shall not be considered an “Affiliate” of Athene and (iii) from and after the Closing Date (as defined in the 2017 Subscription Agreements), neither AGER nor any Subsidiary thereof shall be considered an “Affiliate” of Athene.
Section 4.    Termination. Notwithstanding anything to the contrary herein or otherwise, this Letter Agreement shall automatically and permanently terminate and be of no further force and effect without any action by any Party upon any time when Procific and the Permitted Procific Transferees (as defined below) cease to beneficially hold any Common Shares of the Company;

provided, that the respective rights and obligations of the Parties under Sections 3, 4, 5, 6, 7, 8, 9, 10, 11, and 12 of this Letter Agreement shall survive any such termination.
Section 5.    Successors and Assigns. Except as set forth in Section 6., this Letter Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.
Section 6.    Non-Recourse. Only the Parties shall have any liability or obligation under this Letter Agreement. Each Party agrees that any claim or proceeding arising out of or relating to any breach or violation of, or non-compliance with, this Letter Agreement by any other Party shall be brought by such Party against, or any remedy or recovery in connection therewith may be obtained from, such other Party only, and each Party irrevocably and unconditionally waives the right to bring any such claim or proceeding against, or obtain any such remedy or recovery from, any other Person. For the avoidance of doubt, APH IX and Athene shall cause each Apollo Shareholder and Athene Shareholder, respectively, to the extent such Apollo Shareholder or Athene Shareholder is a controlled Affiliate thereof, to carry out the actions required to be performed by such Apollo Shareholder or Athene Shareholder, as applicable, pursuant to and in accordance with this Letter Agreement.
Section 7.    Assignment; Transfers to Affiliates. If Procific transfers all or a portion of its Shares to the Abu Dhabi Investment Authority (“ADIA”), or to any Affiliate of Procific that is controlled by ADIA (ADIA or any such Affiliate, a “Permitted Procific Transferee”), pursuant to Section 2.2 of the Shareholders Agreement, such transferee shall be entitled to the rights granted under this Letter Agreement and references to Procific herein shall be deemed to include such transferee; provided, that (i) such transfer does not adversely affect, in any material respect, APH IX, Athene, AGER or any of their respective Affiliates or security holders from a tax or regulatory perspective and (ii) such Permitted Procific Transferee, as a condition to such transfer, executes a joinder to this Letter Agreement agreeing to be bound by the provisions hereof. Except as specifically permitted pursuant to this Section 7, Procific may not assign any of its rights or assign or delegate any of its obligations under this Letter Agreement without the prior written consent of APH IX and Athene.
Section 8.    Amendment; Waiver. This Letter Agreement may only be amended by an instrument in writing signed by the Parties. To be effective, any waiver of any provision of this Letter Agreement requested by any Party must be granted in writing by the Party against whom such waiver is sought to be enforced.
Section 9.    Severability. It is the desire and intent of the Parties that the provisions of this Letter Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Letter Agreement shall be adjudicated by a court of competent jurisdiction, or is otherwise reasonably determined by APH IX or Athene (based on the advice of counsel) to be invalid, prohibited or unenforceable for any reason, such provision shall be ineffective, null and void and all actions previously taken pursuant to such provision shall be rescinded, without invalidating the remaining provisions of this Letter Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Letter Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.    Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.
(a)This Letter Agreement shall be governed by and construed in accordance with Bermuda law, without giving effect to any law or rule that would cause the laws of any jurisdiction other than Bermuda to be applied.
(b)ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS LETTER AGREEMENT MAY ONLY BE BROUGHT AND ENFORCED IN THE COURTS OF BERMUDA, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF BERMUDA AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENTERED IN AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF.
(c)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.    Letter Agreement Controls. This Letter Agreement supplements the Shareholders Agreement as among Procific, APH IX and Athene, and the terms of this Letter Agreement shall control with respect to Procific in the event any conflict exists between this Letter Agreement and the Shareholders Agreement.
Section 12.    Counterparts. The Parties may execute this Letter Agreement in one or more counterparts (which may be delivered by facsimile or electronic transmission), each of which constitutes an original copy of this Letter Agreement and all of which, collectively, constitute only one agreement. The signatures of all the Parties need not appear on the same counterpart.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the date first written above.
APOLLO PRINCIPAL HOLDINGS IX, L.P.

By: Apollo Principal Holdings IX GP, Ltd.

By: /s/ William B. Kuesel
Name:     William B. Kuesel

Title:	Vice President

ATHENE HOLDING LTD.

By: /s/ Tab Shanafelt
Name: Tab Shanafelt
Title: Director

ACKNOWLEDGED AND AGREED:

PROCIFIC

By: /s/ Mohamed Al Qubaisi
Name: Mohamed Al Qubaisi
Title: Authorised Signatory

PROCIFIC

By: /s/ Ahmed Abdullatif Ahmed Ibrahim Al Mosa
Name: Ahmed Abdullatif Ahmed Ibrahim Al Mosa
Title: Authorised Signatory

Signature Page to Procific Letter Agreement (AGER Investment)